Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) on the Form 10-QSB of China Tel Group Inc. (the “Company”) for the nine months ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof, I, Michael Laidlaw, Chief Executive Officer, President and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1. The Quarterly Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

2. The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 20, 2008

/s/ Michael Laidlaw Michael Laidlaw

Chief Executive Officer, President, principal executive officer and Member of the Board of Directors